Exhibit 3.8

C-0379562

FILED

12:30 PM

EFFECTIVE Oct 09 1995

RUFUS L. EDMISTEN

SECRETARY OF STATE

NORTH CAROLINA

State of North Carolina

Department of the Secretary of State

ARTICLES OF INCORPORATION

OF

CT WIRELESS CABLE COMMUNICATIONS, INC.

*******

Pursuant to Section 55-2-02 of the General Statutes of North Carolina, the undersigned hereby submits these Articles of Incorporation for the purpose of forming a business corporation.

1. The name of the Corporation is CT WIRELESS COMMUNICATIONS, INC.

2. The number of shares the Corporation is authorized to issue is 10,000. These shares shall be all of one class, designated as common stock.

3. The street address and county of the initial registered office of the Corporation is 68 Cabarrus Avenue, East, Concord, Cabarrus County, North Carolina 28025.

4. The mailing address of the initial registered office is Post Office Box 227, Concord, North Carolina 28026-0227.

5. The name of the initial registered agent at the above address is MICHAEL R. COLTRANE.

6. The purpose for which this Corporation is formed is to develop and operate one or more wireless cable systems or to participate in one or more ventures to develop and operate wireless cable systems and to participate in any other type of business endeavor.

7. The name and address of the Incorporator is as follows:

Thomas McNeil

620 S. Elm #363

Greensboro, NC 27406

8. These articles will be effective upon filing.

This the 9th day of October, 1995.

/s/ Thomas McNeil
Thomas McNeil
(INCORPORATOR)

C-0379562

F I L E D

3:06 p.m.

EFFECTIVE OCT 16 1995

RUFUS L. EDMISTEN

SECRETARY OF STATE

State of North Carolina

Department of the Secretary of State

ARTICLES OF CORRECTION

Pursuant to § 55-1-24 of the General Statutes of North Carolina, the undersigned company hereby submits these Articles of Correction for the purpose of correcting a document filed by the Secretary of State.

1. The name of the corporation is: CT WIRELESS CABLE COMMUNICATIONS, INC.

2. On the 9th day of October, 1995, the corporation filed:

a.	The following described document:

-OR-

b.	The attached document (Check here X if applicable).

3. This document was incorrect in the following manner (specify the incorrect statement and the reason it is incorrect or the manner in which the execution was defective):

Name of corporation is incorrect	The word (communications) was inserted by
mistake.

4. The incorrect matters stated in Item 3 above should be revised as follows (the corrected document may be attached):

        CT WIRELESS CABLE, INC.

This the 11th day of October, 1995.

CT WIRELESS CABLE,INC.

/s/ Thomas McNeil
Thomas McNeil INCORPORATOR
Type or Print Name and Title